As filed with the Securities and Exchange Commission on April 5, 2016

Registration No. 333-174632

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-174632

UNDER

THE SECURITIES ACT OF 1933

LeapFrog Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4652013
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6401 Hollis Street, Suite 100 Emeryville, CA	94608
(Address of principal executive offices)	(Zip code)

Robert Lattuga

Vice President and General Counsel

LeapFrog Enterprises, Inc.

6401 Hollis Street, Suite 100

Emeryville, CA 94608

(Name and address of agent for service)

(510) 420-5000

(Telephone number, including area code, of agent for service)

Copy to:

John W. Campbell, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

(415) 268-7000

Not applicable. This post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-174632) of LeapFrog Enterprises, Inc. (the “Company”).

On April 4, 2016, pursuant to the Agreement and Plan of Merger, dated as of February 5, 2016, by and among LeapFrog Enterprises, Inc., a Delaware corporation, VTech Holdings Limited, an exempted company incorporated in Bermuda with limited liability and Bonita Merger Sub, L.L.C., a Delaware limited liability company (“Acquisition Sub”), Acquisition Sub merged with and into the Company (the “Merger”).

In connection with the Merger, the offering pursuant to this Registration Statement has terminated and the Company hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on April 5, 2016.

LeapFrog Enterprises, Inc.

By:	/S/ ROBERT LATTUGA
Name:	Robert Lattuga
Title:	Senior Vice President and General Counsel

Note: No other person is required to sign this post-effective amendment to the Registration Statements on Form S-3 in reliance on Rule 478 of the Securities Act of 1933, as amended.

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